UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           February 8, 2005

The Liberty Corporation

(Exact name of Registrant as Specified in Charter)

South Carolina	1-5846	57-0507055

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

135 South Main Street, Greenville, SC	29601

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code           (864) 241-5400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

     On February 8, 2005 The Liberty Corporation issued a press release announcing the board of directors declared a regular quarterly dividend of $.25 per share on its common stock. The dividend is payable on April 4, 2005, to shareholders of record on March 15, 2005.

     In addition, the board of directors authorized the payment of a one-time, special cash dividend of $4.00 per share on common stock, which will also be payable on April 4, 2005, to shareholders of record on March 15, 2005.

     The board of directors also extended to February 28, 2006, the company’s authorization to purchase from time to time up to 4,000,000 shares of stock in the open market or directly negotiated transactions.

     A copy of that press release is attached as Exhibit 99 (herein incorporated by reference).

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

     99.      Press release, dated February 8, 2005, issued by The Liberty Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LIBERTY CORPORATION

February 8, 2005
	By:	/s/ Martha Williams

	Name:	Martha Williams
	Title:	Vice President, General Counsel and Secretary

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